Liberty Oilfield Services Inc. Announces Record Second Quarter 2018 Financial and Operational Results and Initiates Quarterly Cash Dividend
Denver, Colorado, August 1, 2018
Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today second quarter 2018 financial and operational results. Liberty also announced that its Board of Directors has declared its first quarterly cash dividend of $0.05 per share of its Class A common stock, to be paid on September 20, 2018 to holders of record as of September 6, 2018.
Summary Results and Highlights

•	Revenue of $628 million and net income[1] of $95 million, or $0.71 fully diluted earnings per share, for the quarter ended June 30, 2018

•	Adjusted EBITDA[2] of $149 million and annualized Adjusted EBITDA per average active fleet of $28.0 million for the quarter ended June 30, 2018

•	Revenue of $1.123 billion and net income[1] of $149 million for the six months ended June 30, 2018

•	Adjusted EBITDA[2] of $249 million and annualized Adjusted EBITDA per average active fleet of $24.6 million for the six months ended June 30, 2018
“We are extremely pleased with our second quarter 2018 results. In partnership with our customers, the Liberty team drove average throughput across our fleets to new all-time highs. This relentless focus on efficiency resulted in record revenue, net income, and Adjusted EBITDA2 for the quarter while also lowering our customers’ well costs. High efficiency operations are a win for Liberty and a win for our customers — a true partnership,” commented Chris Wright, Chief Executive Officer.
Outlook
Working in concert with customers, Liberty continues to drive improvements in operational efficiency across the entire fleet. This performance translates to strong demand for Liberty’s high efficiency fleets that deliver differential frac services. Premium service quality, coupled with basin diversity, positions the Company to believe that it will continue to generate strong returns on capital employed regardless of how the market unfolds in the next few quarters. Liberty was built for long-term success as illustrated by the trailing 12-months Pre-Tax Return on Capital Employed (“ROCE”)3 of 43%.
Liberty’s operations in the Permian continue to grow and thrive. The developing imbalance for frac services in the Permian has not yet impacted Liberty fleets. As always, Liberty will work in partnership with our customers to navigate the ever-changing oil and gas landscape. During the second quarter meaningful local sand volumes came on-line. This trend continues in the third quarter, driving down well costs for our customers.
With the roughly flat pricing environment year to date, Liberty expects annualized Adjusted EBITDA per average active fleet between $22 million and $27 million for each quarter of 2018. Unusual weather and logistics challenges drove the first quarter below this expected range. The second quarter had no unusual exogenous challenges. Liberty delivered simply stellar operational efficiency with an unusually low number of non-pumping

1    Net income attributable to predecessor, controlling and noncontrolling interests

2
"Adjusted EBITDA" is not presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). Please see the supplemental financial information in the table under "Reconciliation of Net Income to EBITDA and Adjusted EBITDA" at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

3
Pre-Tax Return on Capital Employed ("ROCE") is an operational measure. Please see the supplemental financial information in the table under "Calculation of Pre-Tax Return on Capital Employed" at the end of this earnings release for a calculation of this measure.

days for the dedicated fleets. The result was $28.0 million annualized Adjusted EBITDA per average active fleet, which is above the expected average range.
Mr. Wright added, “We are thrilled with our second quarter results and we always strive for stellar performance. However, reality tends to bring schedule and throughput challenges that are not always avoidable. We are presently seeing more than normal dedicated fleet schedule challenges, likely pushing our results for the third quarter to the lower end of our expected $22 million to $27 million range.”
“Liberty’s strong financial results, favorable outlook and strong balance sheet, support returning capital to our stockholders. Therefore, we are excited to announce the introduction of a regular cash dividend,” said Mr. Wright. “Liberty will continue to evaluate additional ways to return capital to stockholders, including stock repurchases and special dividends. Liberty is committed to creating long-term stockholder value via our balanced strategy of compounding shareholder value by reinvesting cash flow at high rates of return and returning cash to shareholders as appropriate. We are excited by the growth opportunities in front of us and this modest dividend will not constrain future growth,” concluded Mr. Wright.
Fleet Deployment Update
During the second quarter of 2018, Liberty deployed fleet 22 under a dedicated arrangement with an existing customer. Liberty has experienced delays in receipt of critical components for our new fleets under construction. The Company now expects to deploy fleet 23 in the fourth quarter of this year and fleet 24 in the first quarter of 2019, both on a dedicated basis.
Second Quarter Results
For the second quarter of 2018, revenue grew 27% to $628 million from $495 million in the first quarter of 2018.
Net income1 totaled $95 million for the second quarter of 2018 compared to net income1 of $54 million in the first quarter of 2018.
Adjusted EBITDA2 increased 48% to $149 million from $100 million in the first quarter. Annualized Adjusted EBITDA per average active fleet increased to $28.0 million in the second quarter compared to $20.4 million in the first quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
For the six months ended June 30, 2018, revenue grew 87.5% to $1.123 billion compared to $599 million for the same period in 2017.
Net income1 totaled $149 million for the six months ended June 30, 2018 compared to net income of $47 million for the six months ended June 30, 2017. Current period results include income tax expense of $24 million. Liberty was not subject to income tax prior to its initial public offering.
Adjusted EBITDA2 increased 161% to $249 million in the six months ended June 30, 2018 compared to $95 million in the same period in 2017. Annualized Adjusted EBITDA per average active fleet increased to $24.6 million for the six months ended June 30, 2018, compared to $14.7 million for the six months ended June 30, 2017. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
For the trailing twelve-months ended June 30, 2018, ROCE was 43%. Please refer to the calculation of ROCE at the end of this earnings release.

Balance Sheet and Liquidity
As of June 30, 2018, Liberty had cash on hand of $83 million and total debt of $107 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $318 million.
Quarterly Cash Dividend Initiated
Liberty today announced that its Board of Directors has declared its first quarterly cash dividend of $0.05 per share of Class A common stock, to be paid on September 20, 2018 to holders of record as of September 6, 2018. A distribution of $0.05 per unit has been approved for holders of units in Liberty Oilfield Services New HoldCo LLC, which will use the same record and payment date.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Thursday, August 2, 2018. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (866) 807-9684, or for international callers (412) 317-5415. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10122554. The replay will be available until August 9, 2018.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.

Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 23, 2018 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Statement of Income Data:	(amounts in thousands, except for fleet data)
Revenue	$628,084	$495,160	$346,725	$1,123,244	$599,119
Costs of services, excluding depreciation and amortization shown separately	455,469	376,827	267,626	832,296	479,259
General and administrative	27,313	21,677	20,022	48,990	37,106
Depreciation and amortization	30,606	28,016	17,521	58,622	31,667
Loss (gain) on disposal of assets	485	80	10	565	(33)
Total operating expenses	513,873	426,600	305,179	940,473	547,999
Operating income	114,211	68,560	41,546	182,771	51,120
Interest expense	(3,540)	(6,494)	(2,511)	(10,034)	(3,963)
Net income before taxes	110,671	62,066	39,035	172,737	47,157
Income tax expense	15,930	8,079	—	24,009	—
Net income	94,741	53,987	39,035	148,728	47,157
Less: Net income attributable to predecessor, prior to Corporate Reorganization	—	8,705	39,035	8,705	47,157
Less: Net income attributable to noncontrolling interests	45,146	21,607	—	66,753	—
Net income attributable to Liberty Oilfield Services Inc. stockholders	$49,595	$23,675	$—	$73,270	$—
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share (1):
Basic	$0.72	$0.34		$1.06
Diluted	$0.71	$0.34		$1.05
Weighted average common shares outstanding:
Basic	69,020,303	68,923,719		68,977,311
Diluted	118,637,877	118,182,439		118,407,233

Other Financial and Operational Data
Capital expenditures	$45,576	$82,867	$62,219	$128,443	$198,743
Adjusted EBITDA (2)	$148,600	$100,167	$64,793	$248,767	$95,230
Total Fleets at beginning of period (3)	21.0	19.0	12.0	19.0	10.0
Total Fleets at end of period (3)	22.0	21.0	16.0	22.0	16.0
Average Active Fleets (4)	21.3	19.9	14.5	20.4	13.1
Annualized Adjusted EBITDA per Average Active Fleet (5)	$27,983	$20,414	$17,923	$24,591	$14,659

(1)
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share for the three months ended March 31, 2018 and six months ended June 30, 2018 does not include net income attributable to our predecessor, prior to corporate reorganization.

(2)	Adjusted EBITDA is a non-GAAP financial measures. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

(3)	Total Fleets represents the number of deployed and active fleets as of the designated date.

(4)	Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.

(5)	Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the respective quarter or six month period annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited, amounts in thousands)
	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$83,331	$16,321
Accounts receivable and unbilled revenue	343,850	258,788
Inventories	62,374	55,524
Prepaids and other current assets	29,237	21,396
Total current assets	518,792	352,029
Property and equipment, net	561,014	494,776
Other assets	11,751	5,298
Total assets	$1,091,557	$852,103
Liabilities and Equity
Current liabilities:
Accounts payable	$93,288	$66,846
Accrued liabilities	112,034	153,648
Current portion of long-term debt, net of discount	375	11
Total current liabilities	205,697	220,505
Long-term debt, net of discount	106,830	196,346
Deferred tax liability	37,243	—
Payable pursuant to tax receivable agreement	2,291	—
Total liabilities	352,061	416,851

Redeemable common units	—	42,486
Member equity	—	392,766
Stockholders' equity:
Common Stock	1,182	—
Additional paid in capital	349,488	—
Retained earnings	73,270	—
Total stockholders' equity	423,940	—
Noncontrolling interest	315,556	—
Total Equity	739,496	392,766
Total liabilities and equity	$1,091,557	$852,103

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net income	$94,741	$53,987	$39,035	$148,728	$47,157
Depreciation and amortization	30,606	28,016	17,521	58,622	31,667
Interest expense	3,540	6,494	2,511	10,034	3,963
Income tax expense	15,930	8,079	—	24,009	—
EBITDA	$144,817	$96,576	$59,067	$241,393	$82,787
Fleet start-up costs	3,298	3,309	4,277	6,607	8,889
Asset acquisition costs	—	—	1,188	—	2,542
Loss (gain) on disposal of assets	485	80	10	565	(33)
Advisory services fees	—	202	251	202	1,045
Adjusted EBITDA	$148,600	$100,167	$64,793	$248,767	$95,230

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	June 30, 2018
	2018	2017
Net income	$270,072
Add back: Income tax expense	24,009
Pre-tax net income	$294,081
Capital Employed
Total debt, net of discount	$107,205	$153,969
Redeemable common units	—	101,967
Total equity	739,496	274,636
Total Capital Employed	$846,701	$530,572

Average Capital Employed (1)	$688,637
Pre-Tax Return on Capital Employed (2)	43%

(1)	Average Capital Employed is the simple average of Total Capital Employed as of June 30, 2018 and 2017.

(2)	Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended June 30, 2018 to Average Capital Employed.